                                                                   EXHIBIT 10.39

================================================================================

                                BRADY CORPORATION
                              BRADY WORLDWIDE, INC.
                               TRICOR DIRECT INC.

                 $150,000,000 5.14% Series 2004-A Senior Notes,
                                due June 28, 2014

                                ----------------

                             NOTE PURCHASE AGREEMENT

                                ----------------

                            DATED AS OF JUNE 28, 2004

================================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                       PAGE
SECTION 1.                 AUTHORIZATION OF NOTES................................................................      1

       Section 1.1.        Description of Notes..................................................................      1
       Section 1.2.        Interest Rates........................................................................      1

SECTION 2.                 SALE AND PURCHASE OF NOTES............................................................      2

       Section 2.1.        Series 2004-A Notes...................................................................      2
       Section 2.2.        Additional Series of Notes............................................................      2
       Section 2.3.        Subsidiary Guaranty...................................................................      3

SECTION 3.                 CLOSING...............................................................................      3

SECTION 4.                 CONDITIONS TO CLOSING.................................................................      4

       Section 4.1.        Representations and Warranties........................................................      4
       Section 4.2.        Performance; No Default...............................................................      4
       Section 4.3.        Compliance Certificates...............................................................      4
       Section 4.4.        Opinions of Counsel...................................................................      5
       Section 4.5.        Purchase Permitted by Applicable Law, Etc.............................................      5
       Section 4.6.        Related Transactions..................................................................      5
       Section 4.7.        Payment of Special Counsel Fees.......................................................      5
       Section 4.8.        Private Placement Number..............................................................      5
       Section 4.9.        Changes in Corporate Structure........................................................      6
       Section 4.10.       Subsidiary Guaranty...................................................................      6
       Section 4.11.       Proceedings and Documents.............................................................      6
       Section 4.12.       Conditions to Issuance of Additional Notes............................................      6
       Section 4.15.       Evidence of Consent to Receive Service of Process.....................................      7

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS........................................      7

       Section 5.1.        Organization; Power and Authority.....................................................      7
       Section 5.2.        Authorization, Etc....................................................................      7
       Section 5.3.        Disclosure............................................................................      7
       Section 5.4.        Organization and Ownership of Shares of Subsidiaries; Affiliates......................      8
       Section 5.5.        Financial Statements..................................................................      8
       Section 5.6.        Compliance with Laws, Other Instruments, Etc..........................................      9
       Section 5.7.        Governmental Authorizations, Etc......................................................      9
       Section 5.8.        Litigation; Observance of Statutes and Orders.........................................      9
       Section 5.9.        Taxes.................................................................................      9
       Section 5.10.       Title to Property; Leases.............................................................     10
       Section 5.11.       Licenses, Permits, Etc................................................................     10
       Section 5.12.       Compliance with ERISA.................................................................     10

       Section 5.13.       Private Offering by the Obligors......................................................     11
       Section 5.14.       Use of Proceeds; Margin Regulations...................................................     11
       Section 5.15.       Existing Debt; Future Liens...........................................................     11
       Section 5.16.       Foreign Assets Control Regulations, Etc...............................................     12
       Section 5.17.       Status under Certain Statutes.........................................................     12
       Section 5.18.       Environmental Matters.................................................................     12
       Section 5.19.       Notes Rank Pari Passu.................................................................     13

SECTION 6.                 REPRESENTATIONS OF THE PURCHASER......................................................     13

       Section 6.1.        Purchase for Investment...............................................................     13
       Section 6.2.        Accredited Investor...................................................................     13
       Section 6.3.        Source of Funds.......................................................................     13

SECTION 7.                 INFORMATION AS TO COMPANY.............................................................     15

       Section 7.1.        Financial and Business Information....................................................     15
       Section 7.2.        Officer's Certificate.................................................................     17
       Section 7.3.        Inspection............................................................................     18

SECTION 8.                 PAYMENT OF THE NOTES..................................................................     18

       Section 8.1.        Required Prepayments..................................................................     18
       Section 8.2.        Optional Prepayments with Make-Whole Amount...........................................     18
       Section 8.3.        Allocation of Partial Prepayments.....................................................     19
       Section 8.4.        Maturity; Surrender, Etc..............................................................     19
       Section 8.5.        Purchase of Notes.....................................................................     19
       Section 8.6.        Make-Whole Amount for the Series 2004-A Notes.........................................     20

SECTION 9.                 AFFIRMATIVE COVENANTS.................................................................     21

       Section 9.1.        Compliance with Law...................................................................     21
       Section 9.2.        Insurance.............................................................................     21
       Section 9.3.        Maintenance of Properties.............................................................     21
       Section 9.4.        Payment of Taxes and Claims...........................................................     22
       Section 9.5.        Corporate Existence, Etc..............................................................     22
       Section 9.6.        Additional Subsidiary Guarantors......................................................     22
       Section 9.7.        Notes to Rank Pari Passu..............................................................     23

SECTION 10.                NEGATIVE COVENANTS....................................................................     23

       Section 10.1.       Consolidated Debt to Consolidated EBITDA..............................................     23
       Section 10.2.       Priority Debt.........................................................................     23
       Section 10.3.       Limitation on Liens...................................................................     23
       Section 10.4.       Sales of Asset........................................................................     25
       Section 10.5.       Merger and Consolidation..............................................................     26
       Section 10.6.       Nature of Business....................................................................     27
       Section 10.7.       Transactions with Affiliates..........................................................     27

SECTION 11.                EVENTS OF DEFAULT.....................................................................     27

SECTION 12.                REMEDIES ON DEFAULT, ETC..............................................................     30

       Section 12.1.       Acceleration..........................................................................     30
       Section 12.2.       Other Remedies........................................................................     30
       Section 12.3.       Rescission............................................................................     31
       Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc.....................................     31

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................     31

       Section 13.1.       Registration of Notes.................................................................     31
       Section 13.2.       Transfer and Exchange of Notes........................................................     31
       Section 13.3.       Replacement of Notes..................................................................     32

SECTION 14.                PAYMENTS ON NOTES.....................................................................     32

       Section 14.1.       Place of Payment......................................................................     32
       Section 14.2.       Home Office Payment...................................................................     33

SECTION 15.                EXPENSES, ETC.........................................................................     33

       Section 15.1.       Transaction Expenses..................................................................     33
       Section 15.2.       Survival..............................................................................     34

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................     34

SECTION 17.                AMENDMENT AND WAIVER..................................................................     34

       Section 17.1.       Requirements..........................................................................     34
       Section 17.2.       Solicitation of Holders of Notes......................................................     35
       Section 17.3.       Binding Effect, Etc...................................................................     35
       Section 17.4.       Notes Held by Obligors, Etc...........................................................     35

SECTION 18.                NOTICES...............................................................................     36

SECTION 19.                REPRODUCTION OF DOCUMENTS.............................................................     36

SECTION 20.                CONFIDENTIAL INFORMATION..............................................................     37

SECTION 21.                SUBSTITUTION OF PURCHASER.............................................................     38

SECTION 22.                MISCELLANEOUS.........................................................................     38

       Section 22.1.       Successors and Assigns................................................................     38
       Section 22.2.       Payments Due on Non-Business Days.....................................................     38

       Section 22.3.       Severability..........................................................................     38
       Section 22.4.       Construction..........................................................................     39
       Section 22.5.       Counterparts..........................................................................     39
       Section 22.6.       Governing Law.........................................................................     39

SECTION 23.                SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY........................................     39

SCHEDULE A                  --   Information Relating to Purchasers

SCHEDULE B                  --   Defined Terms

SCHEDULE 4.9                --   Changes in Corporate Structure

SCHEDULE 5.4                --   Subsidiaries of the Obligors, Ownership of Subsidiary Stock, Affiliates

SCHEDULE 5.5                --   Financial Statements

SCHEDULE 5.11               --   Licenses, Permits, Etc.

SCHEDULE 5.15               --   Existing Consolidated Debt

SCHEDULE 10.3               --   Existing Liens

SCHEDULE B                  --   Existing Investments

EXHIBIT 1                   --   Form of 5.14% Series 2004-A Senior Notes, due June 28, 2014

EXHIBIT 2.3                 --   Form of Subsidiary Guaranty

EXHIBIT 4.4(a)              --   Form of Opinion of Special Counsel to the Obligors

EXHIBIT 4.4(b)              --   Form of Opinion of Special Counsel to the Purchasers

EXHIBIT S                   --   Form of Supplement to Note Purchase Agreement

                                BRADY CORPORATION
                              BRADY WORLDWIDE, INC.
                               TRICOR DIRECT INC.
                            6555 West Good Hope Road
                               Milwaukee, WI 53223

                 $150,000,000 5.14% Series 2004-A Senior Notes,
                                due June 28, 2014

                                                                     Dated as of
                                                                   June 28, 2004

TO THE PURCHASERS LISTED IN
       THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

      Each of BRADY CORPORATION, a Wisconsin corporation (the "Company"), BRADY WORLDWIDE, INC., a Wisconsin corporation ("Brady Worldwide"), and TRICOR DIRECT INC., a Delaware corporation ("Tricor Direct" and, together with the Company and Brady Worldwide, the "Obligors"), jointly and severally agrees with the Purchasers listed in the attached Schedule A (the "Purchasers") to this Note Purchase Agreement (this "Agreement") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

      Section 1.1. Description of Notes. The Obligors will authorize the issue and sale of $150,000,000 5.14% Series 2004-A Senior Notes, due June 28, 2014 (the "Series 2004-A Notes"). The Series 2004-A Notes, together with each Series of Additional Notes, which may from time to time be issued pursuant to the provisions of Section 2.2, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series 2004-A Notes shall be substantially in the form set out in Exhibit 1 with such changes therefrom, if any, as may be approved by the Purchasers and the Obligors. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

      Section 1.2. Interest Rates. The Series 2004-A Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on the unpaid principal thereof from the date of issuance at a per annum rate equal to 5.14%, payable semiannually on the 28th day of June and December in each year and at maturity, commencing on December 28, 2004, until such principal sum shall have become due and payable, and, to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at the applicable Default Rate until paid.

SECTION 2. SALE AND PURCHASE OF NOTES.

      Section 2.1. Series 2004-A Notes. Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to each Purchaser and each Purchaser will purchase from the Obligors, at the Closing provided for in
Section 3, the Series 2004-A Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

      Section 2.2. Additional Series of Notes. The Obligors may, from time to time, in their sole discretion but subject to the terms hereof, issue and sell one or more additional Series of their unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a "Supplement") substantially in the form of Exhibit S, provided that the aggregate principal amount of Notes of all Series issued pursuant to all Supplements in accordance with the terms of this Section 2.2 shall not exceed $500,000,000. Each additional Series of Notes (the "Additional Notes") issued pursuant to a Supplement shall be subject to the following terms and conditions:

            (i) each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation inscribed thereon;

            (ii) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

            (iii) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding, and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;

            (iv) each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

            (v) the minimum principal amount of any Note issued under a Supplement shall be $500,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $500,000 or more;

            (vi) all Additional Notes shall constitute Senior Debt of the Obligors and shall rank pari passu with all other outstanding Notes; and

            (vii) no Additional Notes shall be issued hereunder if, at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

      Section 2.3. Subsidiary Guaranty. (a) The payment by the Obligors of all amounts due with respect to the Notes and the performance by the Obligors of their obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement, dated as of even date herewith, which shall be substantially in the form of Exhibit 2.3 attached hereto, and otherwise in accordance with the provisions of Section 9.6 hereof (the "Subsidiary Guaranty").

      (b) The holders of the Notes agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Obligors, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor and guarantor under and in respect of all outstanding Senior Debt (including the Senior Credit Agreement) and the Obligors so certify to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Obligors shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists, and
(iii) if any fee or other form of consideration is given to any holder of Debt of the Obligors in connection with such release, holders of the Notes shall receive equivalent consideration (a "Collateral Release"). In addition, upon the written request of the Obligors, any Subsidiary Guarantor may be discharged and released from the Subsidiary Guaranty upon the prior written consent of the Required Holders, which written consent may be given or withheld in the sole and absolute discretion of the Required Holders.

SECTION 3. CLOSING.

      The sale and purchase of the Series 2004-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m., Chicago time, at a closing (the "Closing Date") on June 28, 2004 or on such other Business Day thereafter on or prior to June 30, 2004 as may be agreed upon by the Obligors and the Purchasers. On the Closing Date, the Obligors will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing Date and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Obligors to Account Number 14068619, at M&I Bank, Milwaukee, Wisconsin, ABA Number 075000051, in the Account Name of "Brady Corporation." If, on the Closing Date, the Obligors shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

      The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing Date is subject to the fulfillment to such Purchaser's satisfaction, prior to or on the Closing Date, of the following conditions applicable to the Closing Date:

      Section 4.1. Representations and Warranties.

      (a) Representations and Warranties of the Obligors. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing Date.

      (b) Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of the Closing Date.

      Section 4.2. Performance; No Default. The Obligors and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by the Obligors and each such Subsidiary Guarantor prior to or on the Closing Date, and after giving effect to the issue and sale of the Series 2004-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. None of the Obligors nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by
Section 10 hereof had such Section applied since such date.

      Section 4.3. Compliance Certificates.

      (a) Officer's Certificate of the Obligors. Each Obligor shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.

      (b) Secretary's Certificate of the Obligors. Each Obligor shall have delivered to such Purchaser a certificate, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2004-A Notes and this Agreement.

      (c) Officer's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(b),
4.2 and 4.9 have been fulfilled.

      (d) Secretary's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

      Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Quarles & Brady LLP, special counsel of the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to such Purchaser), and (b) from Chapman and Cutler LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

      Section 4.5. Purchase Permitted by Applicable Law, Etc. On the Closing each purchase of Series 2004-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

      Section 4.6. Related Transactions. The Obligors shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

      Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Closing Date, the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one (1) Business Day prior to the Closing Date.

      Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained by Chapman and Cutler LLP for the Series 2004-A Notes.

      Section 4.9. Changes in Corporate Structure. None of the Obligors nor any Subsidiary Guarantor shall have changed its jurisdiction of organization or, except as reflected in Schedule 4.9, been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

      Section 4.10. Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.

      Section 4.11. Proceedings and Documents. All corporate or other organizational proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

      Section 4.12. Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

            (a) Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer's Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether after giving effect to the issuance of the Additional Notes and after giving effect to the application of the proceeds thereof, each of the Obligors is in compliance with the requirements of Sections 10.1 and 10.2 on such date (based upon the financial statements for the most recent fiscal quarter ended prior to the date of such certificate).

            (b) Execution and Delivery of Supplement. The Obligors and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

            (c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

            (d) Execution and Delivery of Guaranty Ratification. Provided a Collateral Release shall not have occurred, each Subsidiary Guarantor shall execute and deliver a Guaranty Ratification in the form attached to the Subsidiary Guaranty.

      Section 4.13. Evidence of Consent to Receive Service of Process. Such Purchaser shall have received evidence, in form and substance satisfactory to it, of the consent of CT Corporation System in New York, New York to the appointment and designation provided for by Section 23 hereof for the period from the date of Closing through June 28, 2015 (and the prepayment in full of all fees in respect thereof).

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

      Each Obligor represents and warrants to each Purchaser that:

      Section 5.1. Organization; Power and Authority. Each Obligor is a corporation duly incorporated, validly existing in good standing (or equivalent status) under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing (or equivalent status) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Series 2004-A Notes and to perform the provisions hereof and thereof.

      Section 5.2. Authorization, Etc. This Agreement and the Series 2004-A Notes have been duly authorized by all necessary corporate action on the part of each Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Series 2004-A Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 5.3. Disclosure. The Obligors, through their agent, Banc of America Securities LLC, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated May 2004 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Obligors and the Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or in one of the documents, certificates or other writings identified therein or herein, since July 31, 2003, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Obligors specifically for use in connection with the transactions contemplated hereby.

      Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and all other Investments of the Obligors and their Subsidiaries, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Obligors and their Subsidiaries have been validly issued, are fully paid and nonassessable (except, with respect to capital stock of a Wisconsin corporation, as otherwise provided in Section 180.0622(2) of the Wisconsin Business Corporation Law, as judicially interpreted) and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Domestic Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly incorporated (or organized if not a corporation), validly existing and in good standing (or equivalent status) under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing (or equivalent status) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Domestic Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts.

      (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate, limited liability company, limited partnership or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Obligors and their Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Obligors and their Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnotes).

      Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of this Agreement and the Series 2004-A Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Obligors or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary.

      Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Series 2004-A Notes.

      Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any Subsidiary or any property of any Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) None of the Obligors nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 5.9. Taxes. The Obligors and the Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Obligors or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. None of the Obligors knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors and their Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the

Obligors and their Domestic Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended July 31, 1999.

      Section 5.10. Title to Property; Leases. The Obligors and their Subsidiaries have good and sufficient title to their respective properties which the Obligors and their Subsidiaries own or purport to own that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Obligors or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule
5.11,

            (a) the Obligors and their Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

            (b) to the Best Knowledge of each Obligor, no product of any Obligor or any of its respective Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

            (c) to the Best Knowledge of each Obligor, there is no Material violation by any Person of any right of any Obligor or any of its respective Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by any Obligor or any of its Subsidiaries.

      Section 5.12. Compliance with ERISA. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. None of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) None of the Obligors or any ERISA Affiliate maintains, contributes to, or has any liability or contingent liability with respect to any Plan which is subject to Title IV of ERISA.

      (c) The Obligors and their ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of July 31, 2003, the last day of the Obligors' most recently ended fiscal year, in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Obligors and their Subsidiaries is not greater than $13,000,000.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Series 2004-A Notes and Series 2004-B Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Series 2004-A Notes to be purchased by such Purchaser.

      Section 5.13. Private Offering by the Obligors. None of the Obligors nor anyone acting on any Obligor's behalf has offered the Series 2004-A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 33 other Institutional Investors, each of which has been offered the Series 2004-A Notes in connection with a private sale for investment. None of the Obligors nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2004-A Notes to the registration requirements of Section 5 of the Securities Act.

      Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Series 2004-A Notes to refinance existing indebtedness, to make acquisitions and for general corporate purposes of the Obligors. No part of the proceeds from the sale of the Series 2004-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Obligors and their Subsidiaries and no Obligor has any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

      Section 5.15. Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Consolidated Debt of the Obligors and their Subsidiaries as of April 30, 2004, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Consolidated Debt of the Obligors or their Subsidiaries. None of the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or such Subsidiary, and no event or condition exists with respect to any Debt of any Obligor or any Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, none of the Obligors nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

      Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Series 2004-A Notes by the Obligors hereunder nor their use of the proceeds thereof by the Obligors will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or is in violation of any federal statute or Presidential Executive Order, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism), or The USA Patriot Act.

      Section 5.17. Status under Certain Statutes. None of the Obligors nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

      Section 5.18. Environmental Matters. None of the Obligors nor any Subsidiary has knowledge of any claim or has received any written notice of any claim, and no proceeding has been instituted raising any claim against any Obligor or any of its Subsidiaries or any of their respective real properties now owned, leased or operated by any of them, or other assets, alleging damage to the environment or any violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

            (a) none of the Obligors nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties or to other assets now owned, leased or operated by any of them or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) none of the Obligors nor any of their Subsidiaries has stored any Hazardous Materials on real properties now owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any

      Environmental Laws and in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by any Obligor or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

      Section 5.19. Notes Rank Pari Passu. The obligations of the Obligors under this Agreement and the Notes rank pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Obligors, including, without limitation, all unsecured Senior Debt of the Obligors described in Schedule 5.15 hereto.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

      Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes to be purchased by it for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof (other than any Notes purchased by Banc of America Securities LLC on the Closing Date which are intended to be resold to a "qualified institutional buyer" pursuant to Rule 144A of the Securities Act), provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes.

      Section 6.2. Accredited Investor. Each Purchaser represents that it is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also "accredited investors").

      Section 6.3. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

            (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

            (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as such Purchaser prior to the execution and delivery of this Agreement has disclosed to the Obligors in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in any Obligor and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to any Obligor in writing pursuant to this paragraph (c) prior to the execution and delivery of this Agreement; or

            (d) the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which prior to the execution and delivery of this Agreement has been identified to the Obligors in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

            (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

If any Purchaser or any Additional Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or any Additional Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or
(e) above, the Obligors shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or

(e) above, or (ii) with respect to any plan, identified pursuant to paragraph
(c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.3, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

      Section 7.1. Financial and Business Information. The Obligors shall deliver to each holder of Notes that is an Institutional Investor:

            (a) Quarterly Statements -- within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries as at the end of such quarter, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

            (b) Annual Statements -- within one hundred five (105) days after the end of each fiscal year of the Company, duplicate copies of,

                  (i) a consolidated balance sheet of the Company and its
            Subsidiaries, as at the end of such year, and

                  (ii) consolidated statements of income, changes in
            shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by any Obligor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by any Obligor or any Subsidiary with the Securities and Exchange Commission;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five (5) Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
      Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters -- promptly, and in any event within five (5) Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority -- promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to any Obligor or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

            (g) Supplements -- promptly and in any event within ten (10) Business Days after the execution and delivery of any Supplement, a copy thereof; and

            (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any of its Subsidiaries or relating to the ability of any Obligor to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes .

      Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.1 through Section 10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or proposes to take with respect thereto.

      Section 7.3. Inspection. The Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of any Obligor, to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries with the Obligors' officers, and (with the consent of the Obligors, which consent will not be unreasonably withheld) their independent public accountants, and (with the consent of the Obligors, which consent will not be unreasonably withheld) to visit the other offices and properties of the Obligors and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Obligors, to visit and inspect any of the offices or properties of any Obligor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorizes said accountants to discuss the affairs, finances and accounts of the Obligors and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PAYMENT OF THE NOTES.

      Section 8.1. Required Prepayments. On June 28, 2008 and on each June 28 thereafter to and including June 28, 2013, the Obligors will prepay $21,428,571 principal amount (or such lesser principal amount as shall then be outstanding) of the Series 2004-A Notes at par and without payment of Make-Whole Amount or any other premium. The entire unpaid principal amount of the Series 2004-A Notes shall become due and payable on June 28, 2014.

      Upon any partial prepayment of the Series 2004-A Notes pursuant to Section
8.2 or partial purchase thereof pursuant to Section 8.5, the principal amount of each required prepayment of the Series 2004-A Notes becoming due under this
Section 8.1(a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series 2004-A Notes is reduced as a result of such prepayment or purchase.

      Section 8.2. Optional Prepayments with Make-Whole Amount. The Obligors may, at their option, upon notice as provided below, prepay at any time, all, or from time to time any part of, the Notes of any Series, in an amount not less than $2,000,000 in the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment (or such lesser amount as shall be required to effect a partial prepayment resulting from an offer of prepayment pursuant to Section 10.4), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus any applicable Make-Whole Amount) or other premium determined for the prepayment date with respect to such principal amount of each Note then outstanding of the applicable Series to be prepaid. The Obligors will give each holder of Notes of the Series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of the applicable Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount or other premium due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Obligors shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of each such Make-Whole Amount as of the specified prepayment date.

      Section 8.3. Allocation of Partial Prepayments. Except as otherwise set forth in any Supplement with respect to any Series of Additional Notes, all partial prepayments made with respect to any Series of Notes to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 12.1(a) or (b), the principal amount of the Notes shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

      Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or other premium, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or other premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to any Obligor and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      Section 8.5. Purchase of Notes. None of the Obligors will, nor will they permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes of any Series in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by the Obligors or an Affiliate pro rata to the holders of the Notes upon the same terms and conditions. The Obligors will promptly cancel all Notes acquired by any Obligor or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      Section 8.6. Make-Whole Amount for the Series 2004-A Notes. The term "Make-Whole Amount" means with respect to a Series 2004-A Note an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Series 2004-A Note, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to a Series 2004-A Note, the principal of the Series 2004-A Note that is to be prepaid pursuant to
      Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of a Series 2004-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2004-A Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of a Series 2004-A Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace such display) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of a Series 2004-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2004-A Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

            "Settlement Date" means, with respect to the Called Principal of a Series 2004-A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

      Each Obligor jointly and severally covenants that so long as any of the Notes are outstanding:

      Section 9.1. Compliance with Law. The Obligors will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.2. Insurance. The Obligors will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.

      Section 9.3. Maintenance of Properties. The Obligors will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent any Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.4. Payment of Taxes and Claims. The Obligors will, and will cause each of their Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor or any Subsidiary not permitted by Section 10.4, provided that none of the Obligors nor any Subsidiary need pay any such tax or assessment or claims if
(i) the amount, applicability or validity thereof is contested by any Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Obligors or such Subsidiary or (ii) the non-filing or nonpayment, as the case may be, of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      Section 9.5. Corporate Existence, Etc. Subject to Sections 10.4 and 10.5, each Obligor will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate, partnership or limited liability company existence of each of its Subsidiaries (unless merged into any Obligor or a Subsidiary) and all rights and franchises of such Obligor and its Subsidiaries unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate, partnership or limited liability company existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 9.6. Additional Subsidiary Guarantors. The Obligors will cause any Subsidiary which is required by the terms of any Senior Debt (including the Senior Credit Agreement) to become a party to, or otherwise guarantee, such Senior Debt, to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation pursuant to such Senior Debt) the following items:

            (a) a joinder agreement in respect of the Subsidiary Guaranty;

            (b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of the Obligors making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

            (c) an opinion of counsel (who may be in-house counsel for the Obligors) addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      Section 9.7. Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Obligors are and at all times shall remain direct and unsecured obligations of the Obligors ranking pari passu as against the assets of the Obligors with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Debt (actual or contingent) of the Obligors which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Obligors.

SECTION 10. NEGATIVE COVENANTS.

      Each Obligor jointly and severally covenants that so long as any of the Notes are outstanding:

      Section 10.1. Consolidated Debt to Consolidated EBITDA. The Obligors will not, at any time, permit the ratio of Consolidated Debt to Consolidated EBITDA (calculated as at the end of each fiscal quarter for the four consecutive fiscal quarters then ended) to exceed 3.50 to 1.00.

      Section 10.2. Priority Debt. The Obligors will not, at any time, permit the aggregate amount of all Priority Debt to exceed 25% of Consolidated Net Worth, determined as of the end of the then most recently ended fiscal quarter of the Company.

      Section 10.3. Limitation on Liens. The Obligors will not, and will not permit any of their Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Obligors or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

            (a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

            (b) any attachment or judgment Lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after the expiration of any such stay;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens for sums not yet due and payable) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

            (d) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights-of-way, restrictions and other similar charges, encumbrances, or defects of title incidental to the ownership of property or assets or the ordinary conduct of the business of the Obligors or any of their Subsidiaries, on Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

            (e) Liens securing Debt of a Subsidiary to the Obligors or to a Wholly-Owned Subsidiary;

            (f) Liens granted by Subsidiary Guarantors to Brady Investment Co. that secure intercompany Debt, provided that Brady Investment Co. shall at all times remain a Wholly-Owned Subsidiary;

            (g) Liens securing Debt existing on property or assets of the Obligors or their Subsidiaries existing as of the date of Closing and reflected in Schedule 10.3;

            (h) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of any Obligor or any Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved; (ii) at the time of acquisition, construction or improvement of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by such Obligors or such Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of an Obligor to whom authority to enter into the transaction has been delegated by the board of directors of such Obligor); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

            (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into any Obligor or any Subsidiary or its becoming a Subsidiary, or substantially all of its assets are acquired by any Obligor or Subsidiary, or any Lien existing on any property acquired by any Obligor or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

            (j) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (e), (f), (h) and (i) of this Section 10.3, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

            (k) Liens securing Priority Debt of the Obligors or any Subsidiary, provided that the aggregate principal amount of any such Priority Debt shall be permitted by Section 10.2.

      Section 10.4. Sales of Assets. The Obligors will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Obligors and their Subsidiaries (including without limitation the sale or transfer of assets in a sale and leaseback transaction or a securitization transaction or a sale of equity interest in any Subsidiary); provided, however, that any Obligor or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Obligors and their Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition shall be used within 365 days of such sale, lease or disposition, in any combination:

            (1) to acquire productive assets used or useful in carrying on the business of the Obligors and their Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; or

            (2) to prepay or retire Senior Debt of the Obligors and/or their Subsidiaries, provided that (i) the Obligors shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, but without the payment of the Make-Whole Amount. Any offer of prepayment of the Notes pursuant to this Section 10.4 shall be given to each holder of the Notes by written notice that shall be delivered not less than thirty (30) days and not more than sixty (60) days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such holder's Notes. Each holder of the Notes which desires to have its Notes prepaid shall notify any Obligor in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. Prepayment of Notes pursuant to this Section 10.4 shall be made in accordance with Section 8.2 and Section 8.4 of the Note Agreement.

      As used in this Section 10.4, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Obligors and their Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Obligors and their Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" any (i) sale or disposition of assets in the ordinary course of business of the Obligors and their Subsidiaries, (ii) any transfer of assets from any Obligor to any Wholly-Owned Subsidiary or from any Subsidiary to any Obligor or a Wholly-Owned Subsidiary and (iii) any sale or transfer of property acquired by any Obligor or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by such Obligor or any Subsidiary if an Obligor or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

      Section 10.5. Merger and Consolidation. The Obligors will not, and will not permit any of their Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

            (1) any Subsidiary of the Obligors may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) any Obligor or a Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or
      (ii) any other Person so long as the survivor is the Subsidiary, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.4;

            (2) any Obligor may consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, any other Obligor; and

            (3) the foregoing restriction does not apply to the consolidation or merger of any Obligor with, or the conveyance, transfer or lease of substantially all of the assets of any Obligor in a single transaction or series of transactions to, any Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of an Obligor as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (b) if such Obligor is not the Successor Corporation, such
            Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (and each Supplement thereto) and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Successor Corporation shall have caused to be delivered to each holder of Notes (A) an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and (B) an acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty continues in full force and effect; and

                  (c) immediately after giving effect to such transaction no
            Default or Event of Default would exist.

      Section 10.6. Nature of Business. The Obligors and their Subsidiaries will not engage in any business, if, as a result, when taken as a whole, the general nature of the business of the Obligors and their Subsidiaries would be substantially changed from the general nature of the business conducted by the Obligors and their Subsidiaries on the date of this Agreement as described in the Memorandum.

      Section 10.7. Transactions with Affiliates. The Obligors will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than any Obligor or another Subsidiary), except in the ordinary course and upon fair and reasonable terms that are not materially less favorable to the Obligors or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 11. EVENTS OF DEFAULT.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) any Obligor defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) any Obligor defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

            (c) any Obligor defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.5, inclusive, or any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c) or any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or

            (d) any Obligor defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) any Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor (other than upon a release of any Subsidiary Guarantor from a Subsidiary Guaranty in accordance with the terms of Section 2.3(b) hereof), or any Subsidiary Guarantor or any Affiliate by, through or on account of any such Person, challenges the validity, binding nature or enforceability of any such Subsidiary Guaranty; or

            (f) any representation or warranty made in writing by or on behalf of any Obligor or any Subsidiary Guarantor or by any officer of any Obligor or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

            (g) (i) any Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest (in the payment amount of at least $100,000) on any Debt other than the Notes that is outstanding in an aggregate principal amount of greater than $15,000,000 beyond any period of grace provided with respect thereto, or (ii) any Obligor or any Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount exceeding $15,000,000, and as a consequence of such default such Debt has become, or has been declared, due and payable or one or more Persons has the right to declare such Debt to be due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), any Obligor or any Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount exceeding $15,000,000 or one or more Persons have the right to require any Obligor or any Subsidiary to purchase or repay such Debt; or

            (h) any Obligor, any Material Subsidiary or any Subsidiary Guarantor
      (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any Obligor, any of its Material Subsidiaries or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor, any of its Material Subsidiaries or any Subsidiary Guarantor, or any such petition shall be filed against any Obligor, any of its Material Subsidiaries or any Subsidiary Guarantor and such petition shall not be dismissed within sixty
      (60) days; or

            (j) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $15,000,000 (other than any judgment in which a third party insurance provider has agreed in writing that it shall pay the full amount of such judgment) are rendered against one or more of any Obligor, its Subsidiaries or any Subsidiary Guarantor and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

            (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $15,000,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or
      together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

      Section 12.1. Acceleration. (a) If an Event of Default with respect to the Obligors described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Obligors, declare all the Notes of every Series then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Obligors, declare all the Notes held by such holder or holders to be immediately due and payable.

      Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon and the Make-Whole Amount or other premium determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or other premium by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      Section 12.3. Rescission. At any time after the Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in aggregate principal amount of the Notes then outstanding, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount or premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary. The Obligors shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

      Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Obligors shall execute and deliver not more than five (5) Business Days following surrender of such Note, at the Obligors' expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6, provided that such holder may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

      The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

      Section 13.3. Replacement of Notes. Upon receipt by the Obligors of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to them (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Obligors at their own expense shall execute and deliver not more than five
(5) Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

      Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount or other premium, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Banc of America, N.A., in such jurisdiction. The Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Obligors in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      Section 14.2. Home Office Payment. So long as any Purchaser or Additional Purchaser or such Purchaser's nominee or such Additional Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount or premium, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or, in the case of any Additional Purchaser, Schedule A attached to any Supplement pursuant to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Obligors at the principal executive office of the Company or at the place of payment most recently designated by the Obligors pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person's nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to an Obligor in exchange for a new Note or Notes pursuant to Section 13.2. The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15. EXPENSES, ETC.

      Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all reasonable costs and expenses (including reasonable attorneys' fees of one special counsel for the Purchasers or any Additional Purchasers and, if reasonably required, local or other counsel) incurred by each Purchaser and each Additional Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or in responding to any subpoena or other legal process or informal investigative demand by any Governmental Authority issued in connection with this Agreement (including any Supplement) or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Obligors will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any reasonable fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers).

      Section 15.2. Survival. The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any such Note or portion thereof or interest therein and the payment of any Note may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of any such Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Obligors pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Obligors under this Agreement; provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

      Section 17.1. Requirements. (a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that
(i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or premium on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

      (b) Supplements. Notwithstanding anything to the contrary contained herein, the Obligors may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Sections 2.2 and 4.12 hereof without obtaining the consent of any holder of any other Series of Notes.

      Section 17.2. Solicitation of Holders of Notes.

      (a) Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Supplement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      (c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to an Obligor, any Subsidiary or any Affiliate of an Obligor and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

      Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      Section 17.4. Notes Held by Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to any Obligor in writing pursuant to this Section 18;

            (ii) if to an Additional Purchaser or such Additional Purchaser's nominee, to such Additional Purchaser or such Additional Purchaser's nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser's nominee shall have specified to any Obligor in writing,

            (iii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligor in writing pursuant to this Section 18, or

            (iv) if to any Obligor, to such Obligor at its address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to the Treasurer, or at such other address as such Obligor shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Obligors or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Obligors or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Obligor or any Subsidiary or
(d) constitutes financial statements delivered to such Purchaser under Section
7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which such Purchaser offers to purchase any security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this
Section 20.

      Notwithstanding anything herein to the contrary, and to the extent not otherwise prohibited by applicable securities laws, each Purchaser (and each employee, representative or other agent of each Purchaser) may disclose to any Person, without limitations of any kind, the

"tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the offering of the Notes and all materials of any kind (including opinions or other tax analyses) that are or have been provided to each Purchaser relating to such tax treatment or tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the offering as well as other information, such permitted disclosure shall apply solely to such facts and relevant portions of the document or similar item that relate to such tax treatment or tax structure.

SECTION 21. SUBSTITUTION OF PURCHASER.

      Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to any Obligor, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by any Obligor of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

      Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SECTION 23. SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY.

      (a) For the purpose of assuring that the holders of the Notes may enforce their rights under this Agreement, each Obligor, for itself and its successors and assigns, hereby irrevocably:

            (i) agrees that any legal or equitable action, suit or proceeding against an Obligor arising out of or relating to this Agreement or any transaction contemplated hereby or thereby or the subject matter of any of the foregoing may be instituted in the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York;

            (ii) waives any objection which it may now or hereafter have to the venue of any action, suit or proceeding;

            (iii) irrevocably submits itself to the nonexclusive jurisdiction of any state or federal court of competent jurisdiction in the State of New York for purposes of any such action, suit or proceeding; and

            (iv) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in the Supreme Court of the State of New York, New York County or the United States District Court for the Southern District of New York, and irrevocably waives any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.

      (b) The Company hereby designates and appoints CT Corporation System (or any successor corporation), at its office at 111 Eighth Avenue, New York, New York 10011, as its authorized agent to accept and acknowledge, on its behalf or on behalf of any other Obligor or any Subsidiary Guarantor, service of any and all process which may be served in any such action, suit or proceeding with respect to any matter as to which it, any other Obligor or any Subsidiary Guarantor has submitted to jurisdiction as set forth in this Section 23 or Section 17 of any Subsidiary Guaranty, and agrees that service upon such authorized agent shall be deemed in every respect service of process upon the Company, any such Obligor or any Subsidiary Guarantor, or their respective successors or assigns, and, to the extent permitted by applicable law, shall be taken and held to be valid personal service upon the Company on its behalf or on behalf of any other Obligor or any Subsidiary Guarantor. Such designation and appointment shall be irrevocable. The Company represents and warrants that CT Corporation System has agreed to act as such agent for service of process. The Company will take all action, including the filing of any and all documents and instruments, as may be necessary to continue in full force and effect the designation and appointment as such agent of CT Corporation System or any successor corporation or such other corporation as shall be satisfactory to the Required Holders, so that each Obligor and each Subsidiary Guarantor shall at all times have an agent for service of process for the above purposes in the County of New York, State of New York.

                                    * * * * *

      The execution hereof by the Purchasers shall constitute a contract among the Obligors and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                    Very truly yours,

                                    BRADY CORPORATION

                                    By  /s/ Donald E. Rearic
                                        --------------------------------
                                        Name:   Donald E. Rearic
                                        Title:   Senior Vice President
                                        - Corporate Finance, Treasurer
                                        and Assistant Secretary

                                    BRADY WORLDWIDE, INC.

                                    By   /s/ Donald E. Rearic
                                         ---------------------------
                                         Name:  Donald E. Rearic
                                         Title:   Senior Vice President
                                         - Corporate Finance, Treasurer and
                                         Assistant Secretary

                                    TRICOR DIRECT INC.

                                    By  /s/ Donald E. Rearic
                                        ---------------------------
                                        Name:  Donald E. Rearic
                                        Title:   Senior Vice President
                                        - Corporate Finance, Treasurer and
                                        Assistant Secretary

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Additional Notes" is defined in Section 2.2.

      "Additional Purchasers" means purchasers of Additional Notes.

      "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent under the Senior Credit Agreement, together with its successors and assigns in such capacity.

      "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Obligors.

      "Bank Lenders" means the banks and financial institutions party to the Senior Credit Agreement.

      "Best Knowledge" means, with respect to any subject matter, the actual knowledge of a Responsible Officer after due and diligent inquiry into such subject matter.

      "Brady Worldwide" means Brady Worldwide, Inc., a Wisconsin corporation, and its permitted successors and assigns.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

      "Closing" is defined in Section 3.

                                   SCHEDULE B
                          (to Note Purchase Agreement)

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Collateral Release" is defined in Section 2.3(b).

      "Company" means Brady Corporation, a Wisconsin corporation, and its permitted successors and assigns.

      "Confidential Information" is defined in Section 20.

      "Consolidated Debt" means as of any date of determination the total amount of all Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income and without duplication, (a) depreciation and amortization expense for such period, (b) Consolidated Interest Expense for such period, (c) income tax expense for such period, and (d) other non cash charges for such period, all as determined in accordance with GAAP. For purposes of calculating Consolidated EBITDA for any period of four consecutive quarters, if during such period the Company or any Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the operating assets of any Person, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

      "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of the Company and its Subsidiaries deducted in the calculation of Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

      "Consolidated Net Worth" shall mean the consolidated stockholder's equity of the Company and its Subsidiaries, as defined according to GAAP, less minority interests.

      "Consolidated Total Assets" means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Debt" means, with respect to any Person, without duplication,

            (a) its liabilities for borrowed money;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) its Capital Lease Obligations;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

            (e) Guarantees of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

      Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" means (a) with respect to the Series 2004-A Notes 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes, and (b) with respect to the Notes of any other Series that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series (and of such tranche if such Series has separate tranches).

      "Domestic Subsidiary" means a Subsidiary organized under the laws of any state of the United States of America or the District of Columbia.

      "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

      "Event of Default" is defined in Section 11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Company's board of directors.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority" means

            (a) the government of

                  (i) the United States of America or any state or other
            political subdivision thereof, or

                  (ii) any jurisdiction in which any Obligor or any Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of any Obligor or any Subsidiary, or

            (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Debt or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation;

            (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

            (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

      In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor, provided that the amount of such Debt outstanding for purposes of this Agreement shall not exceed the maximum amount of Debt that is the subject of such Guaranty.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Interest Payment Date" is defined in Section 1.2.

      "Interest Period" shall mean the period commencing on the Closing Date and continuing up to, but not including, the first Interest Payment Date and, thereafter, the period commencing on the next succeeding Interest Payment Date and continuing up to, but not including, the next Interest Payment Date.

      "Knowledge", "known to" and similar words and phrases mean, with respect to any subject matter, the actual knowledge of a Responsible Officer.

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" shall have the meaning (i) set forth in Section 8.6 with respect to any Series 2004-A Note and (ii) set forth in the applicable Supplement with respect to any other Series of Notes.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Obligors and their Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Obligors and their Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its obligations under this Agreement (including any Supplement) or any Note, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty or (d) the validity or enforceability of this Agreement (including any Supplement), any Note or the Subsidiary Guaranty against any Obligor or Subsidiary Guarantor.

      "Material Subsidiary" means, at any time, any Subsidiary of an Obligor which, together with all other Subsidiaries of such Subsidiary, accounts for more than (i) 5% of the consolidated assets of the Company and its Subsidiaries or (ii) 5% of the consolidated revenue of the Company and its Subsidiaries.

      "Memorandum" is defined in Section 5.3.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

      "Notes" is defined in Section 1.

      "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of an Obligor whose responsibilities extend to the subject matter of such certificate.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Priority Debt" means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Debt of Subsidiaries (including all Guaranties of Debt of any Obligor) but excluding (x) Debt owing to an Obligor or any Wholly-Owned Subsidiary, (y) Debt outstanding at the time such Person became a Subsidiary, provided that such Debt shall have not been incurred in contemplation of such person becoming a Subsidiary, and (z) all Guaranties of Debt of any Obligor by any Subsidiary which has also guaranteed the Notes and (ii) all Debt of the Obligors and their Subsidiaries secured by Liens other than Debt secured by Liens permitted by subparagraphs (a) through
(j), inclusive, of Section 10.3.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "Purchasers" means the purchasers of the Notes named in Schedule A hereto.

      "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Qualified Institutional Buyer" means any Person who is a qualified institutional buyer within the meaning of such term as set forth in Rule 144(a)(1) under the Securities Act.

      "Ratable Portion" means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company and its Subsidiaries.

      "Required Holders" means, at any time, the holders of more than 50% in principal amount of the Notes of all Series at the time outstanding (exclusive of Notes then owned by an Obligor or any of its Affiliates).

      "Responsible Officer" means any Senior Financial Officer and any other officer of an Obligor with responsibility for the administration of the relevant portion of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Credit Agreement" means the Credit Agreement dated as of March 31, 2004 by and among the Obligors, certain Subsidiaries of the Obligors named therein, the Administrative Agent, the Bank Lenders and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Obligors and their Subsidiaries.

      "Senior Debt" means, as of the date of any determination thereof, all Consolidated Debt, other than Subordinated Debt.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of an Obligor.

      "Series" means any series of Notes issued pursuant to this Agreement or any Supplement hereto.

      "Series 2004-A Notes" is defined in Section 1 of this Agreement.

      "Subordinated Debt" means all unsecured Debt of any Obligor which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of such Obligor (including, without limitation, subordinating such Subordinated Debt to the obligations of such Obligor under this Agreement, any Supplement or the Notes).

      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of an Obligor.

      "Subsidiary Guarantor" means each Subsidiary which is party to the Subsidiary Guaranty.

      "Subsidiary Guaranty" is defined in Section 2.3 of this Agreement.

      "Supplement" is defined in Section 2.2 of this Agreement.

      "Tricor Direct" means Tricor Direct Inc., a Delaware corporation, and its permitted successors and assigns.

      "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                    EXHIBIT 1
                                 (to Supplement)